                                                                  EXHIBIT 4.11

                                       FORM OF
                             SUBSIDIARY PLEDGE AGREEMENT



         THIS SUBSIDIARY PLEDGE AGREEMENT (as amended, modified or supplemented from time to time in accordance with its terms, this "AGREEMENT") is made and entered into as of May 30, 1996 by each of the corporations that are signatories hereto either upon execution hereof as of the date hereof or by execution of an Addendum to Subsidiary Pledge Agreement in the form annexed hereto and made a part hereof as EXHIBIT "A" (each, a "GRANTOR" and collectively, "GRANTORS"), in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee for the ratable benefit of the holders (the "SECURITYHOLDERS") from time to time of the Senior Secured Notes (as hereinafter defined) (the "SECURED PARTY").

                                       RECITALS

         A. Grantors are each a Subsidiary of Four M Corporation, a Maryland corporation ("ISSUER") which is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between Issuer and Secured Party, pursuant to which Issuer will issue $170 million principal amount of its 12% Senior Secured Notes due 2006 (including all Series A and Series B Senior Secured Notes to be issued from time to time pursuant to the Indenture, collectively, the "SENIOR SECURED NOTES"), the proceeds of which will be used to fund in part the acquisition by Issuer and its Subsidiaries of substantially all of the assets of St. Joe Container Company and to refinance certain indebtedness of Issuer and its Subsidiaries. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Agreement.

         B. The terms of the Indenture require that each Grantor execute and deliver this Agreement in order to secure the payment and performance by Issuer of all of its Obligations (as defined in the Indenture) under the Indenture, the Senior Secured Notes and the Collateral Documents to which Issuer is a party and by Grantors of all of their Obligations under all of the Collateral Documents to which they are parties (collectively, the "SECURED OBLIGATIONS").

                                      AGREEMENT

         NOW, THEREFORE, in order to induce the Securityholders to purchase the Senior Secured Notes, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, and pledge as follows:

         1. DEFINITIONS. This Agreement is the Subsidiary Pledge Agreement referred to in the Indenture and is one of the Collateral Documents referred to therein. Terms defined in the Indenture and not otherwise defined in this Agreement shall have the meanings given those terms in the Indenture as though set forth herein in full unless the context otherwise requires. In addition, the following terms shall have the meanings respectively set forth after each:

              "CERTIFICATES" means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

              "CREDIT AGREEMENT" has the meaning assigned in the Subsidiary Security Agreement.

              "BANKRUPTCY DEFAULT" means a Default under Section 6.01(i) or (j) of the Indenture without giving effect to the passage of time.

              "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) two percent (2%) per annum in excess of the interest rate borne by the Senior Secured Notes upon issuance thereof.

              "EXCLUDED PROPERTY" has the meaning assigned in the Subsidiary Security Agreement.

              "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

              "PAYMENT DEFAULT" means a Default under Section 6.01(a) or (b) of the Indenture, without giving effect to any notice and/or cure periods.

              "PLEDGED COLLATERAL" means, with respect to any Grantor, any and all property of such Grantor now or hereafter pledged and delivered to Secured Party pursuant to and under this Agreement, and includes without limitation the Pledged Securities, the Certificates representing or evidencing same, all Collateral Documents related thereto, any and all proceeds and products of any of the foregoing, and any and all collections, dividends, distributions, redemption payments or liquidation payments with respect to any of the foregoing.

              "PLEDGED SECURITIES" means, with respect to any Grantor, (A)(i) any and all issued and outstanding capital stock of each Restricted Subsidiary of such Grantor, (ii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of each Restricted Subsidiary owned by such Grantor, and (iv) any and all additional capital stock hereafter acquired by such Grantor in any Restricted Subsidiary of such Grantor, and (B)(i) all shares of capital stock issued by any other Person held by such Grantor, (ii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of any such other Person owned by such Grantor and (iv) any and all additional capital stock hereafter acquired by such Grantor in any such other Person.

              "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement, dated of even date herewith among Secured Party and each of the Grantors.

         2.   CREATION OF SECURITY INTEREST.

              2.1 PLEDGE OF PLEDGED COLLATERAL. Each Grantor hereby pledges and grants to Secured Party a security interest in and to all Pledged Collateral owned by such Grantor together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to such Pledged Collateral. The security interest and pledge created by this Section shall continue in effect so long as any of the Secured Obligations are owed to Secured Party.

              2.2 DELIVERY OF CERTAIN PLEDGED COLLATERAL. On or before the date hereof, each Grantor shall cause to be pledged and delivered to Secured Party the Certificates evidencing all issued and outstanding Pledged Securities. Following the date hereof, additional Pledged Collateral may from time to time be delivered to Secured Party by agreement between Secured Party and any Grantor or as required by the Indenture. All Certificates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 2.3 or 12 of this Agreement, subject, however, to the provisions of Section 11 and other related provisions of this Agreement.

              2.3 RELEASE OF PLEDGED COLLATERAL. Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit any Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, investment, acquisition, dividend or distribution that such Grantor is entitled to consummate pursuant to the Indenture, shall be so released by the Secured Party at such times and to the extent necessary to permit such Grantor to consummate such permitted transactions promptly following the Secured Party's receipt of written request therefor by such Grantor (which request shall be accompanied by all documentation required under the Indenture in connection with such request) specifying the purpose for which release is requested and such further certificates or other documents as the Secured Party reasonably shall request in its discretion to confirm that such Grantor is permitted to consummate such permitted transaction together with any other documents as may be required under the Indenture. Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement with respect to any Restricted Subsidiary that the Board of Directors shall designate to be an Unrestricted Subsidiary in accordance with the provisions of the Indenture shall be released in accordance with the foregoing provisions of this Section 2.3.
Any request for any permitted release shall be transmitted to the Secured Party. Subject to the provisions of Section 11 and other related provisions of this Agreement, the Secured Party, at the expense of such Grantor, promptly shall redeliver all Certificates or other Pledged Collateral (other than cash) then subject to this Agreement and shall execute and deliver to such Grantor all documents requested by such Grantor, which documents shall be prepared by such Grantor if Secured Party so requests, that are reasonably necessary to release Pledged Collateral of record whenever such Grantor shall be entitled to the release thereof in accordance with Section 12 of this Agreement or this Section
2.3. Any such action taken by Secured Party shall be without warranty by or recourse to Secured Party, except as to the absence of any prior assignments by Secured Party of its interests in the Pledged Collateral, and shall be at the expense of such Grantor. Secured Party may conclusively rely on any certificate delivered to it by such Grantor stating that the execution of such documents and release of the Pledged Collateral is in accordance with and permitted by the terms of this Agreement and the Indenture.

              2.4  REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED SECURITIES.


              (a) SCHEDULE "A", annexed hereto and made a part hereof, sets forth with respect to each Grantor (i) the name of such Grantor, (ii) the name of each Restricted Subsidiary of such Grantor and (iii) with respect to each such Restricted Subsidiary (x) the number of shares of each class of capital stock of such Subsidiary that is issued and outstanding and

                   (y) the number of shares of each class of capital stock of such Subsidiary that is held by such Grantor.


              (b) SCHEDULE "B", annexed hereto and made a part hereof, sets forth with respect to each Grantor (i) the name of such Grantor and (ii) all shares of capital stock issued by any other person held by such Grantor.

              (c) As of the date hereof, except as set forth on SCHEDULES "A" and "B" there are no other securities required to be pledged to Secured Party under the terms of this Agreement.

         3. SECURITY FOR OBLIGATIONS. This Agreement and the pledges and security interests granted herein secure the payment when due, in full in cash, and full performance of, all Secured Obligations now or hereafter existing under the Indenture, the Senior Secured Notes and the Collateral Documents, whether for principal, interest, premium, if any, fees, expenses or otherwise, including without limitation all obligations of each Grantor now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Secured Obligations after the filing of any petition or pleading against the Issuer or any Grantor for a proceeding under any Bankruptcy Law.

         4. FURTHER ASSURANCES. Each Grantor agrees that at any time, and from time to time, at the expense of such Grantor, it will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, INCLUDING causing such Grantor's Restricted Subsidiaries to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve and protect the Pledged Collateral, including, without limitation, payment prior to delinquency of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Each Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

         5. VOTING RIGHTS; DIVIDENDS; ETC. So long as no Bankruptcy Default, Payment Default or Event of Default under the Indenture occurs and remains continuing:

              5.1 VOTING RIGHTS. Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Indenture, or the Collateral Documents; PROVIDED, HOWEVER, that no Grantor shall exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

              5.2 DIVIDEND AND DISTRIBUTION RIGHTS. Each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Securities (other than distributions required to be deposited with Secured Party pursuant to the terms of the Indenture); PROVIDED, HOWEVER, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of such Grantor and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

         6. RIGHTS DURING EVENT OF DEFAULT. When a Bankruptcy Default, Payment Default or Event of Default has occurred and is continuing:

              6.1 VOTING, DIVIDEND AND DISTRIBUTION RIGHTS. At the option of Secured Party, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 5.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2 above, shall cease upon one day's prior written notice to such Grantor, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive such dividends and distributions to be held in the Cash Collateral Account in accordance with the provisions of the Indenture.

              6.2 DIVIDENDS AND DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by any Grantor contrary to the provisions of this Agreement or of the Indenture shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and forthwith shall be paid over to Secured Party for deposit in the Collateral Account as Pledged Collateral in the same form as so received (with any necessary endorsements) and held in accordance with the provisions of the Indenture.

              6.3 IRREVOCABLE PROXY. Each Grantor hereby revokes all previous proxies with regard to the Pledged Securities and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; PROVIDED, HOWEVER, that (a) the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of a Bankruptcy Default, Payment Default or Event of Default, and (b) Secured Party shall have given the notice to such Grantor specified by Section 6.1. Each Grantor hereby authorizes Secured Party to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Bankruptcy Default, Payment Default or Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

         7. TRANSFERS AND OTHER LIENS. Each Grantor agrees that, except as specifically permitted under the Indenture, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Liens in favor of Secured Party, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of the Indenture, this Agreement or any other Collateral Document.

         8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, effective upon and during continuance of a Default or Event of Default, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion for the benefit of the Securityholders to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement and which such Grantor shall have failed to do; (c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer all or the applicable portion of such Pledged Collateral upon foreclosure thereon by Secured Party; PROVIDED, HOWEVER, that the Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and the Secured Party shall have no liability or responsibility for any act (other than Secured Party's own gross negligence or willful misconduct) or omission taken with respect thereto. Grantors hereby jointly and severally agree to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest thereon at the Default Rate from the date incurred.

         9. SECURED PARTY MAY PERFORM SECURED OBLIGATIONS. If any Grantor fails to perform any Secured Obligation contained herein, and any applicable cure period has expired, Secured Party may, but without any obligation to do so and without demand upon or prior notice to such Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party's security interests therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party's security interests hereunder (OTHER THAN Liens described in clauses (i), (iv), (v), (viii), (ix) and all amendments, modifications, successors to and replacements of such Liens to the extent permitted under clause (xi) of the definition of Permitted Liens in the Indenture), and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys' fees, all of which shall be deemed to be Secured Obligations. Secured Party shall notify such Grantor as soon as practicable of any such action taken by Secured Party, PROVIDED that the failure of Secured Party to so notify such Grantor shall not relieve such Grantor of any of its obligations hereunder. Grantors hereby agree jointly and severally to repay upon demand all sums so expended by Secured Party, together with interest at the Default Rate from the date incurred. Except as expressly set forth in Section 14 hereof, Secured Party shall be under no duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of any Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not a Bankruptcy Default, Payment Default or Event of Default has occurred or is continuing, or (iii) except as otherwise provided herein or in any other Collateral Document, make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of any Grantor or any other Person having any interest therein; and Secured Party does not assume and shall not be obligated to perform the obligations of any Grantor, if any, with respect to the Pledged Collateral.

         10. REASONABLE CARE. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral, or (iii) any act which does not constitute gross negligence.

         11.  EVENTS OF DEFAULT AND REMEDIES.

              11.1 The occurrence of any Event of Default under the Indenture shall constitute an Event of Default under this Agreement.

              11.2 RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable Laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to any Grantor except such notice as may be specifically required herein:

                   (a) to notify any issuer of any Pledged Securities, and any and all other obligors on any Pledged Collateral, that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to the Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

                   (b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party's name or in the name of any Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                   (c) in accordance with applicable Laws, to take possession of the Pledged Collateral with or without judicial process;

                   (d) to endorse, in the name of any Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

                   (e) to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

                   (f) in accordance with applicable Laws, to foreclose the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged

Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or for future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party; all at the sole option of and in the sole discretion of Secured Party.

              11.3 NOTICE OF SALE. Secured Party shall give any Grantor at least ten (10) days' written notice of sale of all or any part of the Pledged Collateral owned by such Grantor. Any sale of such Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Secured Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (EXCEPT as required by applicable law), be made at the time and place to which the same was so adjourned.

              11.4 PRIVATE SALES. Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, each Grantor agrees that if the Pledged Collateral is sold in a commercially reasonable manner for a price which Secured Party in good faith believes to be reasonable, then (A) no Grantor shall be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (B) Secured Party shall incur no liability or responsibility to any Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

              11.5 TITLE OF PURCHASERS. Upon consummation of any sale of Pledged Collateral pursuant to this Section 11, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall incur no liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

              11.6 DISPOSITION OF PROCEEDS OF SALE. The cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be deposited in the Cash Collateral Account and be applied, FIRST, to the costs and expenses (including attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; SECOND, to the satisfaction of all Secured Obligations, with application as to any particular Secured Obligations to be in the order set forth in the Indenture or as determined by the Trustee; and THIRD, any surplus remaining after the satisfaction of all Secured Obligations, to be paid over to Grantors or to whomsoever may be lawfully entitled to receive such surplus.

         12. RELEASE OF GRANTORS. This Agreement and Secured Party's security interest in the Pledged Collateral then subject to this Agreement shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full, subject, however, to the provisions of Section 11 and other related provisions of this Agreement. Upon such release of any Grantor's Pledged Collateral hereunder, Secured Party shall return all Certificates representing the Pledged Collateral then subject to this Agreement to such Grantor and shall endorse, execute, deliver, record and file all instruments and documents, which shall be prepared by such Grantor if Secured Party so requests, and do all other acts and things, reasonably required for the return of the Pledged Collateral to such Grantor and to evidence or document the release of Secured Party's interests arising under this Agreement, all as requested by, and at the expense of, such Grantor. In addition to the foregoing, each Grantor shall have the release rights set forth in Section 2.3. Any such action taken by Secured Party shall be without warranty by or recourse to Secured Party, except as to the absence of any prior assignments by Secured Party of its interest in the Pledged Collateral, and shall be at the expense of Grantors. Secured Party may conclusively rely on any certificate delivered to it by such Grantor stating that the execution of such documents and release of the Pledged Collateral is in accordance with and permitted by the terms of this Agreement and the Indenture.

         13. COVENANT NOT TO ISSUE UNCERTIFICATED SECURITIES. Each Grantor represents and warrants to Secured Party that all of the capital stock issued by its Restricted Subsidiaries and other affiliates is in certificated form and covenants to Secured Party that it will not cause or permit any Restricted Subsidiary to issue any capital stock in uncertificated form or seek to convert all or any part of its existing common stock into uncertificated form.

         14. COVENANT NOT TO DILUTE INTERESTS OF SECURED PARTY IN PLEDGED SECURITIES. Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any of its Restricted Subsidiaries to issue any additional capital stock or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities.

         15. AMENDMENTS, WAIVERS AND CONSENTS. (i) Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture and neither Secured Party nor any Securityholder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party or any Securityholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party or such Securityholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         (ii) Each Grantor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, INCLUDING any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any of the Collateral Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Collateral Documents or the Secured Obligations or any part thereof;
(d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Issuer or any Grantor or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Collateral Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

         (iii) Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations secured hereby, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of such Grantor or any other Person or to proceed against any other Grantor or any Pledged Collateral or other Collateral provided by any other Grantor, and agrees that Secured Party may proceed against Grantors and/or the Pledged Collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Issuer and any Affiliate of Issuer may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Each Grantor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Secured Obligations or any Liens created or granted herein. The Liens created or granted herein and the enforceability of this Agreement with respect to any Grantor at all times shall remain effective to secure the full amount of all the Secured Obligations even though the Secured Obligations, INCLUDING any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Issuer or any other Grantor and whether or not Issuer or any other Grantor shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Issuer or any Grantor with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of Issuer or any Grantor (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person,
(e) any failure of Secured Party to give notice of sale or other disposition of Pledged Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Pledged Collateral, (f) any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Pledged Collateral or other security for any Secured Obligation, INCLUDING any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Pledged Collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any of Issuer or any Grantor or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, INCLUDING any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) any action taken by Secured Party that is authorized by this Section 15 or any other provision of any Collateral Document. Each Grantor expressly waives all setoffs and counterclaims and all notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations (except as otherwise provided for herein or in any other Collateral Document), and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

         16. SUBROGATION. Notwithstanding any payments made by any of the Grantors under this Agreement or any other Collateral Documents to which it is a party, no Grantor shall be entitled to be subrogated to any of the rights of any other Grantor, the Secured Party or any Securityholder against the Issuer or any collateral security held by the Secured Party for the payment of the Secured Obligations until all amounts of principal of and interest and premium on the Senior

Secured Notes and all other amounts payable by the Issuer under the Indenture and the Senior Secured Notes and the Grantors under the Collateral Documents have been paid in full. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Grantor in trust for the Secured Party segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, if required), to be applied against the Secured Obligations, whether matured or unmatured, at such time and in such order as the Secured Party may determine. Each Grantor acknowledges that, concurrently with the execution and delivery of this Agreement, it has executed and delivered the Contribution Agreement, dated of even date herewith, among Four M Corporation and each Grantor.

         17.  GENERAL PROVISIONS.

              a. NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner provided in the Indenture, and delivered to each of the parties hereto at their respective addresses set forth on the signature pages to this Agreement.

              b. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another pledge, security or debt agreement of any Grantor or any subsidiary of any Grantor. No such pledge, security or debt agreement may be used to interpret this Agreement.

              c. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              d. HEADINGS. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

              e. COUNTERPART ORIGINALS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

              f. BENEFITS OF AGREEMENT; SUCCESSORS AND ASSIGNS. Nothing in this Agreement, express or implied, shall give to any person, other than Secured Party, the Securityholders and their respective successors, transferees and assignees, any benefit or any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party, the Securityholders and their respective successors, transferees and assigns. No Grantor shall, without the prior written consent of Secured Party, assign any rights, duties or obligations under this Agreement.

              g. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party or any

Securityholder in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party or any Securityholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              h. SURVIVAL OF PROVISIONS. All representations, warranties and covenants of each Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance of the Secured Obligations.

              i. WAIVERS. Each Grantor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

              j. AUTHORITY OF SECURED PARTY. (i) Secured Party shall have and be entitled to exercise all powers hereunder that are specifically granted to Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. Secured Party may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Secured Party, any director, officer, employee, attorney or agent of Secured Party nor the Securityholders shall be liable to any Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Secured Party and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

         (ii) Each Grantor acknowledges that the rights and responsibilities of Secured Party under this Agreement with respect to any action taken by Secured Party or the exercise or non-exercise by Secured Party of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Secured Party and the Securityholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between Secured Party and any Grantor, Secured Party shall be conclusively presumed to be acting as agent for the Securityholders with full and valid authority so to act or refrain from acting, and no Grantor shall be obligated or entitled to make any inquiry respecting such authority.

              k. NO DUTY. The powers conferred on Secured Party and the Securityholders hereunder are solely to protect their interests in the Pledged Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Pledged Collateral that may come into its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Secured Party shall be deemed to exercise reasonable care in the custody and preservation of the Pledged Collateral if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords similar property in similar situations, it being understood that Secured Party shall have no responsibility or liability for the collection of any proceeds of any Pledged

Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

              l. PAYMENT OF FEES AND EXPENSES. Each Grantor will upon demand pay to Secured Party, without duplication, the amount of any and all expenses with interest thereon at the Default Rate from the date incurred, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

              m. FINAL EXPRESSION. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

              n. GRANTORS REMAIN LIABLE; OBLIGATIONS ABSOLUTE. (i) Anything herein to the contrary notwithstanding: (a) Each Grantor shall remain liable under any contracts and agreements included in the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Pledged Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   (ii) All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

         (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

         (b) any lack of validity or enforceability of the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

         (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

         (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any other Collateral Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 15 hereof or the provisions of such other Collateral Document; or

         (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor.

              o. RIGHTS OF SECURITYHOLDERS. No Securityholder shall have any independent rights hereunder other than those rights granted to individual Securityholders pursuant to the Indenture; PROVIDED THAT nothing in this subsection (o) shall limit any rights granted to Secured Party under the Senior Secured Notes, the Indenture or the Collateral Documents.

              p. LIENS; SETOFF. Each Grantor hereby grants to Secured Party a continuing Lien for all of the Secured Obligations upon any and all monies, securities, and other property (other than Excluded Property described in paragraphs 1 and 4 of the definition thereof) of such Grantor, now or hereafter held or received by or in transit to, Secured Party, from or for such Grantor and also upon any and all deposit accounts (general or special) and credits if any, with Secured Party, at any time existing, excluding any deposit accounts held by such Grantor in its capacity as trustee for Persons who are not Affiliates of such Grantor. Without implying any limitation on any other rights Secured Party may have under the Collateral Documents or applicable Laws, during the continuance of an Event of Default, Secured Party is hereby authorized by each Grantor at any time and from time to time, without notice to any Grantor, to offset and apply to all or any part of the Secured Obligations then outstanding (whether or not then due) all moneys, credits and other property of any nature whatsoever of each Grantor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Secured Party or any Affiliate of Secured Party, all in such order and manner as shall be determined by Secured Party in its sole and absolute discretion. Notwithstanding the foregoing, Secured Party acknowledges that the agent for and the lenders under the Credit Agreement have a first priority security interest in the Excluded Property described in paragraph 1 of the definition thereof and agrees that all such Excluded Property which is received by Secured Party shall not be subject to the rights of Secured Party under this
Section 17(p) and shall be returned to the agent for or the lenders under the Credit Agreement, as the case may be, promptly upon demand by any thereof.

         18. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                   (I) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY GRANTOR AND SECURED PARTY ON BEHALF OF THE SECURITYHOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                   (II) EACH GRANTOR AGREES THAT SECURED PARTY SHALL, IN ITS CAPACITY AS SECURED PARTY OR IN THE NAME AND ON BEHALF OF ANY SECURITYHOLDER(S), HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SECURED PARTY. EACH GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR

CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. EACH GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                   (III) EACH GRANTOR AND SECURED PARTY EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                   (IV) EACH GRANTOR AGREES THAT NEITHER SECURED PARTY NOR ANY SECURITYHOLDER SHALL HAVE ANY LIABILITY TO SUCH GRANTOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH GRANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON SECURED PARTY OR SUCH SECURITYHOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SECURED PARTY OR SUCH SECURITYHOLDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                   (V) EACH GRANTOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY SECURED PARTY OR ANY SECURITYHOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. EACH GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY OR ANY SECURITYHOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON PLEDGED COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SECURED PARTY OR ANY SECURITYHOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT AMONG SUCH GRANTOR ON THE ONE HAND AND SECURED PARTY AND/OR THE SECURITYHOLDERS ON THE OTHER HAND.

              IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                             BOX USA GROUP, INC., a
                             New York corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By:
                                 --------------------------------------------
                             Name:
                             Title:


                             FOUR M PAPER CORPORATION,
                             a Delaware corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By:
                                 --------------------------------------------
                             Name:
                             Title:


                             PAGE PACKAGING CORPORATION,
                             a California corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By:
                                 --------------------------------------------
                             Name:
                             Title:


                             BOX USA, INC., a
                             Delaware corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By:
                                 --------------------------------------------
                             Name:
                             Title:

                             FOUR M MANUFACTURING GROUP OF GEORGIA, INC., a Pennsylvania corporation, having an address at:
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By:
                                 --------------------------------------------
                             Name:
                             Title:




ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Secured Party



By:
   --------------------------------
Name:
Title: